UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2018

Marathon Patent Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36555	01-0949984
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

11601 Wilshire Blvd., Ste. 500

Los Angeles, CA

(Address of principal executive offices) (zip code)

800-804-1690

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Copies to:

Harvey Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Restated Agreement and Plan of Merger

As previously reported in the Current Report on Form 8-K filed by Marathon Patent Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on November 2, 2017, the Company entered into an agreement and plan of merger dated November 1, 2017 (as amended on January 23, 2018 and March 19, 2018, the “Merger Agreement”) whereby the Company shall acquire, through its wholly-owned subsidiary, Global Bit Acquisition Corp., a Nevada corporation (“GBAC”), 100% of the capital stock of Global Bit Ventures, Inc., a Nevada corporation (“GBV,” and collectively with the Company and GBAC, the “Parties”), which is a digital asset technology company that mines cryptocurrencies. All capitalized terms otherwise not defined herein shall have the meanings set forth in the Amended Merger Agreement (as defined below).

On April 3, 2018, the Parties entered into the Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”), which amends certain terms, among others, in the Merger Agreement, as follows: (i) the Outside Closing Date, as amended, shall be further extended to ninety (90) days from April 3, 2018, subject to consecutive 30-day extensions upon mutual written consent of the Parties; (ii) the Company Shareholders shall receive 70,000,000 Parent Common Shares (reduced from 126,674,557 Parent Common Shares) on a fully diluted basis, which include any Parent Common Shares underlying the Parent’s Series C Preferred Stock issuable in lieu of the Parent Common Shares at the election of the Company Shareholders who would own more than 2.49% of the Parent Common Shares as a result of the Merger; and (iii) in the event that the Merger fails to close by August 9, 2018 or the Company’s Shareholders vote not to approve the Merger, the Parent will issue to the Company, an aggregate of 3,000,000 Parent Common Shares to reimburse GBV for its costs and expenses.

The foregoing description of the Amended Merger Agreement is not complete and is qualified in its entirety by reference to the full text of (i) the Agreement and Plan of Merger, dated November 1, 2017, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 2, 2017, (ii) Amendment No. 1 to Agreement and Plan of Merger, dated January 23, 2018, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 25, 2018, (iii) Amendment No. 2 to Agreement and Plan of Merger, dated March 19, 2018, a copy of which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the Commission on March 20, 2018, and (iv) the Amended and Restated Agreement and Plan of Merger, dated April 3, 2018, a copy of which is filed herewith as Exhibit 10.4 to this Current Report on Form 8-K.

ITEM 7.01	Regulation FD Disclosure.

On April 4, 2018, the Company issued a press release announcing, among other things, that the Company has amended the terms of the Merger Agreement due to material changes in the parties’ operations, and that the Company and GBV entered into three-year master service agreements with BlockMaintain Inc., which will run the day-to-day mining operations of the Company and GBV and oversee all future expansion of the combined company’s mining operations.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 8.01	Other Events.

On March 30, 2018, the Company became aware that a summons and complaint (collectively, the “Summons and Complaint”) were filed by Jeffrey Feinberg, Jeffrey L. Feinberg Personal Trust, and Jeffrey L. Feinberg Family Trust against the Company and certain of its officers and directors. The Summons and Complaint were filed with the Supreme Court of the State of New York, County of New York on March 27, 2018.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Agreement and Plan of Merger, dated November 1, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on November 2, 2017).
10.2	Amendment No. 1 to Agreement and Plan of Merger, dated January 23, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on January 25, 2018).
10.3	Amendment No. 2 to Agreement and Plan of Merger, dated March 19, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Commission on March 20, 2018).
10.4	Amended and Restated Agreement and Plan of Merger, dated April 3, 2018.
99.1	Marathon Patent Group, Inc., Press Release dated April 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON PATENT GROUP, INC.

Dated: April 4, 2018	By:	/s/ Francis Knuettel, II
	Name:	Francis Knuettel, II
	Title:	Chief Financial Officer